Calculation of Filing Fee Tables
S-8
LCNB CORP
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, no par value, reserved for issuance under the LCNB Corp. 2025 Ownership Incentive Plan	Other	600,000	$ 15.07	$ 9,042,000.00	0.0001531	$ 1,384.33
Total Offering Amounts:						$ 9,042,000.00		$ 1,384.33
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,384.33
Offering Note
[1]	1 LCNB Corp., an Ohio corporation (the "Registrant"), is filing this Registration Statement on Form S-8 (this "Registration Statement") to register the issuance of (i) an aggregate of 600,000 shares of common stock, no par value (the "Shares"), of the Registrant, which are issuable pursuant to the LCNB Corp. 2025 Ownership Incentive Plan (the "Plan"), and (ii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), any additional shares of Common Stock that may become issuable under the Plan by reason of any stock dividend, stock split or other similar transaction. 2 Rounded up to the nearest cent. 3 Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, based upon the average of the high ($15.60) and low ($14.53) sales prices for the shares of Common Stock as quoted on Nasdaq Capital Market on August 12, 2025.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A